Exhibit 10.1
CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of April 7, 2015 (the “Agreement”) by and between Richard Chernicoff (the “Consultant”) and Marathon Patent Group, Inc., a Nevada corporation (the “Company”).

WHEREAS, Consultant is a director of the Company and the Company desires to engage Consultant to provide certain consulting services related to the Company’s business and to appoint Consultant to the position of Interim General Counsel (an executive officer) and Consultant is willing to be engaged by the Company as a consultant, and to serve as director and officer of the Company, and to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.           Consulting.                      The Company hereby retains Consultant, and Consultant hereby agrees to perform the services required of the Consultant, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.

(a)           The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the "Services") during the Term (as defined below). This Agreement shall not constitute an agreement or obligation of the Company to employ Consultant nor an agreement or obligation of the Company to appoint or retain (or refrain from removal of) Consultant as director or officer of the Company, which appointments and retention shall be “at will” and at the discretion of the Board of Directors of the Company and applicable law.  The obligation of Consultant to perform the Services are personal and may not be assigned or delegated by Consultant to any third-party, which agreement is a material inducement of Company to enter into this Agreement.

(b)           It is expected that the Services will require approximately two-third of Consultant’s time and activities each work month, during the Term, and that Consultant will be free to pursue other activities (consistent with this Agreement) in the balance of his time.  Should the work expand beyond two-thirds of Consultant’s time and activities each work month, then the Company and Consultant will discuss in good faith a reduction in scope or increase in compensation.

    3A.           Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue until this Agreement is terminated per Section 6 (the “Term”).

    3B.            Compensation. In consideration of the Services to be rendered by Consultant hereunder, during the Term the Company agrees to pay the Consultant as follows:

(a)  Cash Compensation: During the Term, the Company shall pay the Consultant, or to Consultant’s designee, a monthly retainer in the amount of $27,000 commencing on the Effective Date payable in arrears, in accordance with the practices of the Company; and

(b)  Equity Compensation: Within ten (10) days following the Effective Date, the Company shall issue the Consultant ten (10) year stock options to purchase 280,000 shares of the Company’s common stock (the “Award”), under the Company’s 2014 Equity Incentive Plan (the “Plan”), subject to shareholder approval.  The stock options shall have an exercise price equal to the market price equal to $6.76, the closing consolidated bid price (as required by NASDAQ) of the Company’s common stock on the date immediately prior to the Board of Directors approval of such stock options (“Exercise Price”) and shall vest as follows: 25% of the Award shall vest on the 12 month anniversary of the Effective Date and thereafter 2.083% on the 21st day of each succeeding calendar month, provided the Consultant is continuing provide services (in addition to as a member of the Company’s board) within the meaning of the Plan at the time of vesting.  The Award shall be subject in all respects to the terms of the Plan. Notwithstanding anything herein to the contrary, the Award shall be subject to the following as an additional condition of vesting: (A) options to purchase 70,000 shares of the Company’s common stock under the Award shall not vest at all unless the price of the Company’s common stock while Consultant continues as an officer and/or director reach $8.99 and (B) options to purchase 70,000 shares of the Company’s common stock under the Award shall not vest at all unless the price of the Company’s common stock while Consultant continues as an officer and/or director reach $10.14.  All Awards shall be subject in all respects to the terms of the Plan.

4.           Representations and Warranties and Covenants of the Consultant.  Consultant represents and warrants as follows:

       (a) The stock options and the common stock underlying the stock options (collectively, the “Securities”) granted to the Consultant pursuant to this Agreement are being acquired by the Consultant for his own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Securities. It is understood that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of exemption from the registration provisions of the Securities Act which depends, among other things, upon the bona fide nature of his representations as expressed herein;

       (b) The Securities must be held by the Consultant indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Securities or to make available any such exemption;

       (c) Consultant further represents that Consultant has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information;

       (d) Unless and until the Securities are registered under the Securities Act, all certificates representing the Securities and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(e) The Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

    5.           Expenses.  Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the Term in accordance with the policies and procedures established by the Company.  The Company agrees to reimburse Consultant’s fees to be a member of the California bar and costs and expenses associated with continuing legal education in connection therewith

    6.           Termination.   Either party may, in its discretion and at its option terminate Consultant’s engagement by the Company and the Term at any time upon thirty (30) days’ prior written notice to the other party.  Upon termination of the Term, the Company shall no longer be obligated to pay Consultant the monthly retainer and (unless Consultant is providing continuing service (in addition to being a member of the Company’s board) to the Company within the meaning of the Plan) all unvested Award or Further Awards shall be immediately forfeited.

    7.           Confidential Information.   Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person or entity, unless such disclosure in the furtherance of the Company’s business interest or such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company.  Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8.           Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever in the capacity of Consultant as independent contractor. By virtue of this Agreement or services hereunder Consultant will not have any right or entitlement in or to any pension, retirement, health plan, welfare plan, disability or other benefit programs now or hereafter available to Company or any subsidiary employees. Consultant will be responsible for payment of any income, withholding or social security taxes in connection with the compensation paid or provided hereunder.

9.           Conflict of Interest.  The Consultant represents to the Company that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement as of the Effective Date. The Company recognizes and acknowledges that Consultant is currently a director of Unwired Planet, Inc., a Delaware corporation (collectively with its related entities, “Unwired Planet”), and has a pre-existing business relationship with Unwired Planet which includes but is not limited to equity ownership of Unwired Planet by Consultant.The Company agrees that Consultant may provide services to other entities, including, but not limited to, entities which are in the business of patent assertion and ownership, concurrently with providing the Services.  Such agreement shall not include any waiver of the Consultant’s obligations as a director or officer of the Company under Nevada law nor constitute a waiver permitting Consultant to represent interests directly adverse to the interests of the Company.  The Consultant will have no duty to disclose such other representations to the Company unless and until it becomes reasonably foreseeable that such other representations will be in conflict with Company’s interest.

10.           Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

11.           Binding Effect; Benefits.  The Consultant may not assign his rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :
Marathon Patent Group, Inc.
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025

If to the Consultant, to:
Richard S. Chernicoff
4309 Forest Avenue SE
Mercer Island, WA 98040

13.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

14.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York and any disputes or disagreements involving the Company and Consultant arising out of or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

16.           Liability and Insurance. Without derogating from the California Rules of Professional Conduct (the “California Rules”), except for willful or grossly negligent acts, neither party will be liable to the other party for any loss or damage resulting from, arising under or in connection with this Agreement and the services contemplated hereby.  Per Rule 3-410 of the California Rules, Consultant advises the Company that he does not carry professional liability insurance.  To the maximum extent permissible under the applicable policy, the Company will provide the Consultant coverage under its director and officer, general liability and errors and omissions insurance policies, no less favorable than that provided to comparably situated executives of the Consultant.

17.           Assignment.  The rights and obligations arising out of this Agreement will not be assignable or transferable by operation of law or otherwise by either party without the written consent of the other party.

18.           Severability.  Each provision of this Agreement is severable and if any provision of this Agreement or part thereof is or becomes void, illegal or unenforceable by any legislation to which it is subject, the remaining provisions will not be affected.

19.           Arbitration.  Each party agrees that arbitration before a single JAMS arbitrator in Los Angeles, California will be the sole and exclusive forum for resolution of disputes between the parties hereunder or related hereto.  Such arbitration will be conducted with extremely limited discovery and in the sole interest of prompt low cost resolution of such dispute.  The arbitrator will award attorney’s fees and expenses and costs of the arbitration to the substantially prevailing party.

20.           Force Majeure.  The failure or delay of either party to perform any obligation under this Agreement solely by reason of acts of God, acts of government, riots, wars, strikes, lockouts, accidents in transportation, death, disability or other cause beyond each party’s control will not be deemed to be a breach of this Agreement; provided that the party so prevented from complying herewith will give prompt notice of the occurrences of such events to the other party and will continue to take any actions within that party’s power to comply as fully as possible herewith.

21.           Modification.  This Agreement may only be changed or modified in writing signed by both of the parties.

22.           Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

23.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer

RICHARD CHERNICOFF
/s/ Richard Chernicoff

Exhibit A

Services

Interim General Counsel reporting to the Chief Executive Officer.

Interim General Manager of Commercial Product Commercialization and Development.